                                                           Exhibit No. EX-99.b.2

                          AMENDED AND RESTATED BY-LAWS
                             AS OF OCTOBER 28, 1999

                                       OF

                      D. L. BABSON MONEY MARKET FUND, INC.

                                    ARTICLE I

                             FISCAL YEAR AND OFFICES

     Section 1. Fiscal Year.  Unless  otherwise  provided by  resolution  of the
Board of Directors,  the fiscal year of the corporation shall begin on the first day of July and end on the last day of June.

     Section 2. Registered  Office.  The registered office of the corporation in
Maryland  shall be C/O the  CORPORATION  TRUST,  INCORPORATED,  32 South Street,
Baltimore, Maryland, 21202.

     Section 3. Other Offices. The corporation shall have a place of business in the  State  of  Missouri,  and the  corporation  shall  have  the  power to open additional offices for the conduct of its business, either within or outside the states of Maryland and  Missouri,  at such places as the Board of Directors  may from time to time designate.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. Place of Meeting.  Meetings of the stockholders for the election of  directors  shall be held in such  place as the  Board  of  Directors  may by resolution establish. In the absence of any specific resolution, annual meetings of stockholders shall be held at the corporation's principal office in the State of Missouri.  Meetings of stockholders for any other purpose may be held at such place  and time as shall be stated in the  notice of the  meeting,  or in a duly executed waiver of notice thereof.

     Section 2. Annual Meetings.  The annual meetings of stockholders,  if held, shall be held at such time during the month of  September as may be fixed by the
Board  of  Directors  by  resolution  each  year.  At any  annual  meeting,  the stockholders  shall elect a Board of Directors  and transact any other  business which  may  properly  be  brought  before  the  meeting.  No annual  meeting  of stockholders  shall be  required  in any year in which the only  business  to be transacted at such meeting does not require action by stockholders on any one or more of the following:

     (1)  the election of directors;

     (2)  approval of the investment advisory agreement;

     (3)  ratification of the selection of independent public accountants;

     (4)  approval of a distribution agreement.

     Section 3. Special  Meetings.  At any time in the interval  between  annual meetings, special meetings of the stockholders may be called by the president or by a majority of the Board of Directors  and shall be called by the president or secretary  upon  written  request of the holders of shares  entitled to cast not less than ten percent of all the votes entitled to be cast at such meeting.

     Section 4.  Notice.  Not less than ten nor more than ninety days before the date of every annual or special stockholders'  meeting, the secretary shall give to each stockholder  entitled to vote at such meeting written notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 5.  Record Date for  Meetings.  The Board of  Directors  may fix in
advance a date not more than ninety days,  nor less than ten days,  prior to the date of any annual or special  meeting of the  stockholders as a record date for the determination of the stockholders entitled to receive notice of, and to vote at any meeting and any adjournment  thereof;  and in such case such stockholders and only such  stockholders  as shall be  stockholders  of record on the date so fixed shall be  entitled to receive  notice of and to vote only such shares held and  outstanding on such record date that continue to be held and outstanding at the time of voting.

     Section 6. Quorum.  At any meeting of stockholders,  the presence in person or by proxy of the holders of a majority of the aggregate shares of stock at the time outstanding shall constitute a quorum.  If, however,  such quorum shall not be present or represented at any meeting of the  stockholders,  the stockholders entitled to vote thereat,  present in person or represented by proxy, shall have the power to adjourn the meeting  from time to time,  without  notice other than announcement at the meeting, until a quorum shall be present or represented.  At such  adjourned  meeting at which a quorum shall be present or  represented  any business  may be  transacted  which  might have been  transacted  at the meeting originally notified.

     Section 7.  Majority.  The vote of the  holders of a majority  of the stock having voting power, as measured by the applicable quorum requirements set forth in  Section 6,  present in person or  represented  by proxy,  at a meeting  duly called  and at  which a  quorum  is  present,  shall  be  sufficient  to take or authorize  action upon any matter  which may  properly  come before the meeting, unless otherwise required by the Investment Company Act of 1940, as amended.

     Section 8. Voting. Each stockholder shall have one vote for each full share and a fractional  vote for each  fractional  share of stock having  voting power held by such  stockholder  on each  matter  submitted  to a vote at a meeting of stockholders.  A  stockholder  may cast his vote in person  or by proxy,  but no proxy  shall be valid  after  eleven  months  from its  date,  unless  otherwise provided in the proxy.  At all  meetings of  stockholders,  unless the voting is conducted by inspectors,  all questions  relating to the qualification of voters and the  validity of proxies and the  acceptance  or rejection of votes shall be decided by the chairman of the meeting.

     Section 9. Inspectors. At any election of directors, the Board of Directors prior  thereto may,  or, if they have not so acted,  the chairman of the meeting may,  and upon the  request of the  holders of ten  percent  (10%) of the shares entitled to vote at such election shall,  appoint two inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict  impartiality  and according to the best of their ability,  and shall after the election make a certificate of the result of the vote taken.  No candidate  for the office of director  shall be appointed such  inspector.  The  chairman  of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the  holders  of ten  percent  (10%) of the  stock  entitled  to vote on such election or matter.

     Section  10.  Stockholder  List.  The  officer  who has charge of the stock ledger of the  corporation  shall,  at least ten days before  every  election of directors, prepare and make a complete list of the stockholders entitled to vote at said election,  arranged in alphabetical  order,  showing the address and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder,  during ordinary business hours, for a period of at least ten days prior to the  election,  either at a place  within the city, town or village where the election is to be held and which place shall be specified in the notice of meeting,  or if not specified,  at the place where said meeting is to be held,  and the list shall be produced and kept at the time and place of  election  during  the  whole  time  thereof,  and  subject  to the inspection of any stockholder who may be present.

                                   ARTICLE III

                                    DIRECTORS

     Section 1. General Powers. The business of the corporation shall be managed by its Board of  Directors,  which may exercise  all powers of the  corporation, except such as are by statute,  or the  Articles of  Incorporation,  or by these
By-laws conferred upon or reserved to the stockholders.

     Section 2. Number and Term of Office.  The number of directors  which shall constitute the whole Board shall be determined from time to time by the Board of
Directors,  but shall not be fewer than three.  Each director elected shall hold office  until his  successor  is elected and  qualified.  Directors  need not be stockholders.

     Section 3.  Elections.  The  Directors  shall all be of one class and shall serve until their respective successors are elected and qualified.

     Section 4. Place of Meeting. Meetings of the Board of Directors, regular or special,  may be held at any  place in or out of the  State of  Maryland  as the
Board may from time to time determine.

     Section 5. Quorum.  At all meetings of the Board of Directors a majority of the entire Board of Directors  shall  constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which a quorum is present  shall be the action of the Board of Directors  unless the concurrence of a greater  proportion is required for such action by the laws of the State of Maryland,  these By-laws or the Articles of  Incorporation  or a different number is required by the Investment  Company Act of 1940, as amended.
If a quorum  shall not be present at any  meeting of  directors,  the  directors present  thereat may by a majority  vote  adjourn the meeting from time to time, without notice other than  announcement at the meeting,  until a quorum shall be present.

     Section 6. First Meeting. The first meeting of each newly constituted Board of Directors  shall be held as soon as  practicable  after the annual meeting of stockholders  in each year,  at such time and place as shall be  specified  in a notice given as hereinafter provided for meetings of the Board of Directors,  or as shall be specified in a written waiver signed by all of the directors.

     Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held  without  notice at such  time and  place as shall  from time to time be determined by the Board of Directors.

     Section 8. Special Meetings. Special meetings of the Board of Directors may be  called  by the  president  on one day's  notice  to each  director;  special meetings  shall be called by the  president  or  secretary in like manner and on like notice on the written request of two directors.

     Section 9. Telephonic  Meetings.  Regular or special  meetings,  except for meetings to approve an investment  advisory agreement or a distribution plan, of the  Board of  Directors  or any  committee  thereof,  may be held by means of a conference  telephone  or similar  communications  equipment so that all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

     Section 10. Informal Actions. Any action,  except approval of an investment advisory agreement, or a distribution plan, required or permitted to be taken at any  meeting of the Board of  Directors  or any  committee  thereof may be taken without a meeting,  if written  consent to such  action is signed in one or more counterparts by all members of the Board or of such  committee,  as the case may be, and such  written  consent is filed with the minutes of  proceedings  of the
Board or committee.

     Section 11. Committees.  The Board of Directors may by resolution passed by a  majority  of the whole  Board  appoint  from among its  members an  executive committee  and  other  committees  composed  of two or more  directors,  and may delegate to such committees,  in the intervals  between meetings of the Board of
Directors,  any or all of the power of the Board of Directors in the  management of the  business  and  affairs of the  corporation,  except the power to declare dividends,  to issue stock or to recommend to stockholders  any action requiring stockholders'  approval.  In the  absence of any member of such  committee,  the members thereof present at any meeting, whether or not they constitute a quorum, may  appoint  a member  of the  Board of  Directors  to act in the place of such absent member.

     Section 12.  Action of  Committees.  The  committees  shall keep minutes of their  proceedings  and shall  report the same to the Board of  Directors at the meeting  next  succeeding,  and any  action by  committees  shall be  subject to revision and  alteration by the Board of  Directors,  provided that no rights of third persons shall be affected by any such revision or alteration.

     Section 13.  Compensation.  Any  director,  whether or not he is a salaried officer or employee of the corporation, may be compensated for his services as a director or as a member of a committee of directors, or as chairman of the Board or  chairman  of a  committee  by  fixed  or  periodic  payments  or by fees for attendance  at  meetings  or by both,  and in  addition  may be  reimbursed  for transportation  and other expenses,  all in such manner and amounts as the Board of Directors may from time to time determine.

     Section 14. Removal.  The  stockholders of this  corporation may remove any director with or without cause by the affirmative  vote of a majority of all the votes entitled to be cast for the election of directors.

                                   ARTICLE IV

                                     NOTICES

     Section 1. Form.  Notices to stockholders shall be in writing and delivered personally or mailed to the  stockholders  at their  addresses  appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors need not state the purpose of a regular or special meeting.

     Section 2. Waiver. Whenever any notice of the time, place or purpose of any meeting of  stockholders,  directors  or committee is required to be given under the  provisions  of  Maryland  law or under the  provisions  of the  Articles of
Incorporation  or these  By-laws,  a waiver  thereof in  writing,  signed by the person or persons  entitled  to such  notice  and filed with the  records of the meeting,  whether before or after the holding thereof,  or actual  attendance at the  meeting  of  stockholders  in  person  or by proxy,  or at the  meeting  of directors or committee in person,  shall be deemed  equivalent  to the giving of such notice to such persons.

                                    ARTICLE V

                                    OFFICERS

     Section 1.  Officers of the  Corporation.  The officers of the  corporation shall be elected by the Board of Directors  and shall  include a president,  who shall be a director,  a secretary and a treasurer.  The Board of Directors  may, from time to time, elect or appoint a controller,  one or more  vice-presidents, assistant secretaries and assistant  treasurers.  The president shall preside at meetings  of the  Board of  Directors,  unless  the Board of  Directors,  at its discretion,  elects a  chairman  of the Board to preside  at such  meetings.  In
addition,   such  chairman   shall  perform  and  execute  such   executive  and
administrative  duties and have such powers as the Board of  Directors  may from time to time  prescribe.  Two or more offices may be held by the same person but no officer shall execute,  acknowledge or verify any instrument in more than one capacity,  if such instrument is required by law, the Articles of  Incorporation or  these  By-laws  to be  executed,  acknowledged  or  verified  by two or more officers.

     Section 2. Election. The Board of Directors at its first meeting after each annual  meeting of  stockholders  shall  choose a president,  a secretary  and a treasurer.

     Section 3. Compensation. The salaries or other compensation of all officers and agents of the corporation paid directly by the corporation shall be fixed by the Board of  Directors,  except that the Board of Directors may delegate to any person or group of persons the power to fix such salaries or other compensation.

     Section 4. Tenure. The officers of the corporation shall serve for one year and until the  successors  are chosen and  qualify.  Any officer or agent may be removed  by the  affirmative  vote  of a  majority  of the  Board  of  Directors whenever, in its judgment,  the best interests of the corporation will be served thereby.  Any  vacancy  occurring  in any  office of the  corporation  by death, resignation, removal or otherwise shall be filled by the Board of Directors.

     Section  5.  President.  The  president,  unless the  chairman  has been so designated,  shall be the chief executive  officer of the corporation.  He shall preside at all meetings of the stockholders and directors and shall see that all orders and resolutions of the Board are carried into effect. The president shall also be the chief  administrative  officer of the  corporation and shall perform such other duties and have such other powers as the Board of Directors  may from time to time prescribe.

     Section  6.  Vice-Presidents.  The  vice-presidents,  in the order of their seniority,  shall in the absence or  disability  of the  president,  perform the duties and exercise  the powers of the  president  and shall  perform such other duties as the Board of Directors may from time to time prescribe.

     Section 7. Secretary.  The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereof and shall perform like duties for any committee  when  required.  In the absence of the secretary or an assistant secretary, proceedings of such meetings shall be recorded by a person selected by the chairman of the meeting.  He shall give, or cause to be given,  notice of meetings of the  stockholders  and of the
Board of Directors,  and shall perform such other duties as may be prescribed by the Board of Directors or  president,  under whose  supervision  he shall be. He shall keep in safe custody the seal of the  corporation  and, when authorized by the Board of Directors,  affix and attest the same to any  instrument  requiring
it. The Board of Directors  may give general  authority to any other  officer to affix  the  seal of the  corporation  and to  attest  the same by  affixing  his signature.

     Section 8. Assistant Secretaries.  The assistant  secretaries,  in order of their  seniority,  shall in the absence or disability of the secretary,  perform the duties and exercise the powers of the secretary and shall perform such other duties as the Board of Directors shall prescribe.

     Section 9.  Treasurer.  The treasurer,  unless another  officer has been so designated, shall be the chief financial officer of the corporation. He shall be responsible  for the  maintenance of its accounting  records and shall render to the Board of Directors,  at its regular meetings, or when the Board of Directors so requires,  an account of all the corporation's  financial  transactions and a report of the financial condition of the corporation.

     Section  10.   Controller.   The  controller  shall  be  under  the  direct
supervision of the treasurer.  He shall maintain adequate records of all assets, liabilities and transactions of the corporation, establish and maintain internal accounting  control and, in cooperation with the independent  public accountants selected by the Board of Directors,  shall supervise internal auditing. He shall have such further  powers and duties as may be  conferred  upon him from time to time by the president or the Board of Directors.

     Section 11. Assistant Treasurers. The assistant treasurers, in the order of their  seniority,  shall in the absence or disability of the treasurer,  perform the duties and exercise the powers of the treasurer and shall perform such other duties  as the  president  or the  Board  of  Directors  may  from  time to time prescribe.

     Section 12. Other  Officers.  The Board of Directors  from time to time may appoint  such other  officers and agents as it shall deem  advisable,  who shall hold their  offices  for such terms and shall  exercise  such powers and perform such duties as shall be determined  from time to time by the Board of Directors.
The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint  any such  subordinate  officers  or agents,  except assistant  treasurers and to prescribe the respective  rights,  terms of office, authorities and duties.

                                   ARTICLE VI

                                 NET ASSET VALUE

The net asset value per share of stock of the corporation shall be determined at least once each day at the close of business  on the New York Stock  Exchange on each day the New York Stock Exchange is open for trading.  Net asset value shall be  calculated  by adding the value of all  securities  and other  assets of the
Fund,   deducting  its   liabilities  and  dividing  by  the  number  of  shares
outstanding.

                                   ARTICLE VII

                             INVESTMENT RESTRICTIONS

     The following investment  restriction cannot be changed without the consent of the holders of a majority of the corporation's  outstanding  shares of stock;
the corporation shall not:

(1) invest in equity  securities or securities  convertible  into equities;  (2)
purchase  the  securities  of any  issuer  (other  than  obligations  issued  or guaranteed as to principal and interest by the  government of the United States, its  agencies  or  instrumentalities)  if, as a result,  (a) more than 5% of the
Fund's total assets (taken at current value) would be invested in the securities of such  issuer,  or (b) the Fund  would  hold  more  than  10% of any  class of securities of such issuer (for this  purpose,  all debts and  obligations  of an issuer  maturing  in less  than  one  year  are  treated  as a  single  class of securities);  (3)  borrow  money in excess of 15% of its total  assets  taken at market value, and then only from banks as a temporary  measure for extraordinary or emergency purposes;  the Fund will not borrow to increase income (leveraging)
but  only to  facilitate  redemption  requests  which  might  otherwise  require
untimely  dispositions  of  Portfolio  securities;   the  Fund  will  repay  all
borrowings  before  making  additional  investments,  and interest  paid on such borrowings  will reduce net income;  (4)  mortgage,  pledge or  hypothecate  its assets  except  in an  amount up to 15% (10% as long as the  Fund's  shares  are registered for sale in certain states) of the value of its total assets but only to secure  borrowings  for  temporary  or emergency  purposes;  (5) issue senior securities,  as defined in the Investment  Company Act of 1940, as amended;  (6)
underwrite securities issued by other persons; (7) purchase or sell real estate, but this shall not prevent investment in obligations secured by real estate; (8)
make loans to other persons,  except by the purchase of debt  obligations  which are permitted under its investment policy; (9) purchase  securities on margin or sell short;  (10) purchase or retain securities of an issuer if to the knowledge of the Fund's  management  those  directors of the Fund,  each of whom owns more than  one-half of one percent (.5%) of such  securities,  together own more than five  percent  (5%) of the  securities  of such  issuer;  (11)  purchase or sell commodities or commodity contracts;  (12) write or invest in put, call, straddle or  spread  options  or  invest  in  interests  in  oil,  gas or  other  mineral exploration or development programs; (13) invest in companies for the purpose of exercising  control;  (14) invest in securities of other  investment  companies, except as they may be acquired as part of a merger, consolidation or acquisition of assets; (15) invest more than 5% of the value of its total assets at the time of investment  in the  securities of any issuer or issuers which have records of less than three years  continuous  operation,  including  the  operation  of any predecessor,  but  this  limitation  does  not  apply to  securities  issued  or guaranteed as to interest and  principal by the United States  government or its agencies or instrumentalities; or (16) purchase any securities which would cause more than 25% of the value of a Portfolio's total net assets at the time of such purchase  to be  invested  in any one  industry;  provided,  however,  the Prime
Portfolio  reserves  freedom  of action  to  invest up to 100% of its  assets in certificates  of deposit or bankers'  acceptances  of domestic  branches of U.S.
banks.

                                  ARTICLE VIII

                               OTHER RESTRICTIONS

     Section 1. Dealings.  The officers and directors of the corporation and its investment  adviser  shall have no dealings for or on behalf of the  corporation with  themselves as principal or agent,  or with any  corporation,  partnership, trust,  joint venture or  association  in which they have a financial  interest, provided that this section shall not prevent:

     (A)  Officers  or  directors  of the  corporation  from  having a financial interest in the  corporation,  in any sponsor,  manager,  investment  adviser or promoter of the corporation,  or in any underwriter or securities  issued by the corporation.

     (B) The purchase of  securities  for the portfolio of the  corporation,  or sale of securities owned by the corporation  through a security  dealer,  one or more of whose partners, officers, directors or security holders is an officer or director  of the  corporation,  provided  such  transactions  are  handled  in a brokerage  capacity  only,  and  provided  commissions  charged  do  not  exceed customary brokerage charges for such services.

     (C)  The  employment  of any  legal  counsel,  registrar,  transfer  agent, dividend  disbursing agent or custodian having a partner,  officer,  director or security holder who is an officer or director of the corporation;  provided only customary  fees are charged for  services  rendered to or for the benefit of the corporation.

     (D) The purchase for the portfolio of the corporation of securities  issued by an issuer having an officer, director or security holder who is an officer or director of the  corporation  or of any manager of the  corporation,  unless the retention of such securities in the portfolio of the corporation would otherwise be a  violation  of  these  By-laws  or the  Articles  of  Incorporation  of the corporation.

                                   ARTICLE IX

                                      STOCK

     Section  1.  Certificates.   The  ownership  of  shares  of  stock  of  the
corporation  shall  be  recorded  on the  books of the  corporation  kept by the corporation or by a transfer or similar agent for the  corporation,  which books shall be maintained  separately  for the shares of each series and class thereof that has  been  established  and  designated.  No  certificates  certifying  the ownership  of shares  shall be  issued  except  as the  Board of  Directors  may otherwise  determine  from time to time.  The Board of  Directors  may make such rules not  inconsistent  with the  provisions  of the 1940 Act as they  consider appropriate for the issuance of share certificates (including imposing a nominal fee to shareholders to cover the cost of printing any certificate provided), the transfer of shares of each series or class and similar matters. The record books of the  corporation as kept by the corporation or any transfer or similar agent, as the case may be, shall be conclusive as to who are the  shareholders  of each series or class  thereof  and as to the number of shares of each series or class thereof held from time to time by each shareholder.

     Section 2.  Signature.  When a certificate is signed by a transfer agent or an  assistant  transfer  agent or by a  transfer  clerk  acting on behalf of the
corporation   and  a   registrar,   the   signature   of  any  such   president,
vice-president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile.  In case any officer who has signed any certificate  ceases to be an  officer  of  the  corporation  before  the  certificate  is  issued,  the certificate may  nevertheless be issued by the corporation  with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

     Section 3. Recording and Transfer Without Certificates. Notwithstanding the
foregoing  provisions of this article,  the corporation shall have full power to participate in any program approved by the Board of Directors  providing for the recording  and  transfer of ownership  of shares of the  corporation's  stock by electronic or other means without the issuance of certificates.

     Section  4. Lost  Certificates.  The Board of  Directors  may  direct a new certificate  or  certificates  to be  issued  in  place  of any  certificate  or certificates  theretofore issued by the corporation alleged to have been stolen, lost or  destroyed,  upon the making of an  affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed, or upon other satisfactory  evidence  of  such  loss or  destruction.  When  authorizing  such issuance of a new  certificate or  certificates,  the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen,  lost or destroyed  certificate  or  certificates,  or his legal  representative  to advertise  the same in such manner as it shall require and to give the corporation a bond with sufficient surety, to the corporation to indemnify  it  against  any loss or  claim  that  may be made by  reason  of the issuance of a new certificate.

     Section 5. Registered  Stockholders.  The corporation  shall be entitled to recognize the exclusive  right of a person  registered on its books as the owner of shares to  receive  dividends,  and to vote as such  owner,  and shall not be bound to recognize  any equitable or other claim to or interest in such share or shares on the part of any other person,  whether or not it shall have express or other notice thereof, except, as otherwise provided by the laws of Maryland.

     Section 6. Transfer Agents and  Registrars.  The corporation may act as its own transfer agent and/or registrar,  or it may delegate those duties to others.
The Board of Directors may from time to time,  appoint or remove transfer agents and/or  registrars  of stock of the  corporation,  and it may  appoint  the same person as both transfer agent and  registrar.  Upon any such  appointment  being made all certificates  representing  shares of stock thereafter  issued shall be countersigned  by one of such transfer agents or by one of such registrars or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only countersignature by such person shall be required.

     Section 7. Stock Ledger.  The corporation  shall maintain an original stock ledger containing the names and addresses of all stockholders and the number and class of shares held by each  stockholder.  Such stock  ledger may be in written form or any other form  capable of being  converted  into  written form within a reasonable time for visual inspection.

     Section 8. Transfers of Stock. The corporation  shall transfer or otherwise change the registration of its issued and outstanding shares in its stock ledger upon receipt of an  authorization  in a form proper and  acceptable to it or its duly appointed  agent.  To the extent such shares are evidenced by a certificate or certificates,  the surrender of such certificate  properly  endorsed shall be required where  necessary.  Upon receipt of the transfer  instructions in proper order by the corporation,  the corporation shall change its stock ledger records accordingly and record the transaction upon its books.

                                    ARTICLE X

                               GENERAL PROVISIONS

     Section 1.  Dividends.  With  respect to dividends  (including  "dividends"
designated as "short" or "long" term "capital  gains"  distributions  to satisfy requirements of the Investment Company Act of 1940, as amended,  or the Internal
Revenue Code of 1954, as amended from time to time):

     (A)  Such  dividends,   at  the  election  of  the  stockholders,   may  be
automatically  reinvested  in additional  shares (or  fractions  thereof) of the corporation at the "net asset value"  determined on the reinvestment  date fixed by the Board of Directors.

     (B) The Board of Directors in declaring any dividend, may fix a record date not earlier than the date of  declaration or more than 40 days prior to the date of payment, as of which the stockholders entitled to receive such dividend shall be determined, notwithstanding any transfer or the repurchase or issue (or sale)
of any shares after such record date.

     (C) Dividends or  distributions on shares of stock whether payable in stock or cash,  shall be paid out of  earnings,  surplus or other  lawfully  available assets;  provided that no dividend  payment,  or distribution in the nature of a dividend  payment,  may be made  wholly or partly  from any  source  other  than accumulated,  undistributed  net  income,  determined  in  accordance  with good accounting practice, and not including profits or losses realized in the sale of securities or other properties,  unless such payment is accompanied by a written statement clearly indicating what portion of such payment per share is made from the following sources:

          (i) accumulated or undistributed  net income not including  profits or losses from the sale of securities or other properties;

          (ii) accumulated undistributed net profits from the sale of securities or other properties;

          (iii) net  profits  from the sale of  securities  or other  properties during the then current fiscal year; and

          (iv) paid-in surplus or other capital source.

     (D) In  declaring  dividends  and in  recognition  that the one goal of the corporation is to qualify as a "regulated investment company" under the Internal
Revenue Code of 1954,  as amended,  the Board of Directors  shall be entitled to rely upon  estimates  made in the last two months of the  fiscal  year as to the amounts of distribution  necessary for this purpose; and the Board of Directors,
acting   consistently  with  good  accounting  practice  and  with  the  express provisions of these By-laws,  may credit  receipts and charge payments to income or otherwise, as it may seem proper.

     (E)  Any  dividends  declared,   except  as  aforesaid,   shall  be  deemed
liquidating  dividends  and the  stockholders  shall be so  informed to whatever extent may be  required  by law.  A notice  that  dividends  have been paid from paid-in surplus, or a notice that dividends have been paid from paid-in capital, shall be deemed to be a sufficient notice that the same constitutes  liquidating dividends.

     (F) Anything in these By-laws to the contrary notwithstanding, the Board of
Directors may at any time declare and distribute pro rata among the stockholders of a record date fixed as above, a "stock dividend" out of either authorized but unissued, or treasury shares of the corporation, or both.

     Section 2. Rights in Securities.  The Board of Directors,  on behalf of the corporation,  shall  have the  authority  to  exercise  all of the rights of the corporation  as  owners  of any  securities  which  might  be  exercised  by any individual  owning such  securities in his own right;  including but not limited to, the rights to vote by proxy for any and all purposes (including the right to authorize  any  officer of the  manager to execute  proxies),  to consent to the reorganization,  merger or  consolidation  of any  company  or to consent to the sale, lease or mortgage of all or  substantially  all of the property and assets of any  company;  and to exchange  any of the shares of stock of any company for
shares  of  stock  issued  therefor  upon  any  such   reorganization,   merger,
consolidation, sale, lease or mortgage.

     Section 3.  Custodianship.  Securities  owned by the  corporation  and cash representing  (A) the proceeds from sales of securities owned by the corporation and of  shares  issued  by the  corporation,  (B)  payments  of  principal  upon securities owned by the corporation,  or (C) capital distributions in respect of securities owned by the corporation shall be held by one or more custodians,  as permitted by the Investment  Company Act of 1940, as amended,  to be selected by the Board of Directors.  Each bank and/or trust company  selected as a custodian shall be organized and existing  under a state banking and/or trust company law, or shall be a national banking  association  incorporated  under the laws of the
United States of America and qualified to act as a trust company, and shall have an aggregate capital, surplus and undivided profits of not less than $2,000,000.
Each custodian  shall enter into an agreement with the corporation to serve as a custodian of such securities and cash on terms consistent with the provisions of these  By-laws.  From the time any such trust  company,  banking  association or other  permissible  entity  becomes a custodian of such  securities and cash, it shall:

     (A) Deliver  securities  owned by the  corporation,  only upon sale of such securities for the account of the corporation and receipt of payment therefor by the  custodian,  or when such  securities  may be called,  redeemed,  retired or otherwise become payable, provided that this provision shall not prevent:

          (i) Delivery of securities  for  examination to the broker selling the same,  in  accordance  with the  "street  delivery"  custom,  whereby  such securities are delivered to such broker in exchange for a delivery  receipt exchanged  on the same day for an  uncertified  check of such  broker to be presented on the same day for certification.

          (ii)  Delivery  of  securities  of an  issuer in  exchange  for or for conversion  into,  other  securities  alone, or cash and other  securities,
     pursuant   to  any   plan   or   merger,   consolidation,   reorganization,
     recapitalization  or  readjustment  of the securities of such issuer or for deposit with a reorganization  committee or protective committee,  pursuant to a deposit agreement.

          (iii) The  conversion  by the  custodian  of  securities  owned by the corporation,  pursuant  to the  provisions  of such  securities  into other securities.

          (iv) The  surrender by the  custodian  of warrants,  rights or similar securities  owned by the  corporation  in the  exercise  of such  warrants, rights or similar  securities,  or the  surrender  of interim  receipts  or temporary securities for definitive securities.

          (v) The delivery of securities as collateral on borrowing  affected by the  corporation,  subject  to the  limitations  of  Article  VII of  these
     By-laws.

          (vi)  The  delivery  of  securities  owned  by the  corporation,  as a complete  or  partial  redemption  in  kind  of  securities  issued  by the corporation.

     (B) Deliver funds on the  corporation  only upon the purchase of securities for the portfolio of the corporation, and the delivery of such securities to the custodian;  provided always,  that such limitation shall not prevent the release of funds by the  custodian for  redemption of shares issued by the  corporation, for  payment  of  interest,  dividend  disbursements,  taxes,  management  fees, custodian fees, other operating  expenses  properly  authorized by an officer or officers as required by the custodian  agreement,  payments in  connection  with conversion, exchange or surrender of securities owned by the corporation (as set forth in  Subsection A of this  Section) and for  organizational  and such other obligations as approved by the Board of Directors certified in writing.

     (C) Upon the  resignation or inability of a custodian to serve as custodian of the assets of the corporation,  the corporation shall use its best efforts to obtain a successor  custodian,  to require that the cash and securities owned by the  corporation be delivered  directly to such successor  custodian and, in the event that no such  successor  can be found,  to submit to the  stockholders  --
before  permitting  delivery of the cash and securities owned by the corporation to anyone  other than a  successor  custodian  -- the  question  of whether  the corporation shall be liquidated or shall function without such custodian.

     (D) Nothing  hereinbefore  contained  shall prevent any such custodian from delivering  assets  of the  corporation  to a  successor  custodian  having  the qualifications hereinabove prescribed.

     (E) No directors, officers, employees or agents of the corporation shall be authorized or permitted to withdraw any assets held by the custodian,  except as permitted in this Article X and in the Custodian Agreement.  Directions, notices or  instructions  to the  custodian,  with  respect to delivery  of  securities, payment of cash or otherwise,  shall be given by such officer or officers and/or such person or persons,  and in such manner,  as the Board of Directors may from time to time designate.

     Section 4. Reports. The corporation shall transmit to the stockholders,  at least semiannually, a report of the operations of the corporation based at least annually  upon an audit by  independent  public  accountants.  Said report shall clearly set forth the information  customarily  furnished in a balance sheet and profit and loss statement,  and in addition, shall clearly set forth a statement of all amounts paid  directly to securities  dealers,  legal  counsel,  transfer agents,  disbursing  agents,  registrars,  custodians  or  trustees,  where such payments  are made to a firm,  corporation,  bank or  trust  company  having  an officer,  director  or  partner  who is  also an  officer  or  director  of this corporation.  A copy or copies,  of all reports submitted to the stockholders of this corporation  shall also be sent, as required to the regulatory  agencies of the United  States of America  and the  states in which the  securities  of this corporation are registered and sold.

     Section 5. Bonding of Officers and Employees. All officers and employees of the corporation  shall be bonded to such extent,  and in such manner,  as may be required by law.

     Section 6. Seal. The corporate  seal shall have inscribed  thereon the name of the corporation,  the year of its organization and the words "Corporate Seal,
Maryland."  The seal may be used by  causing  it or a  facsimile  thereof  to be impressed or affixed or otherwise reproduced.

                                   ARTICLE XI

                                   AMENDMENTS

These  By-laws may be altered,  amended,  repealed or restated at any regular or special  meeting of the Board of  Directors,  provided  that the  provisions  of
Article  VII may not be  altered,  amended,  repealed  or  restated  without the consent of a majority of the  holders of the  corporation's  outstanding  common stock (as defined in the  Investment  Company Act of 1940,  as amended,  and the corporation's  Articles of Incorporation) and provided further that the right of the Board of Directors  to alter,  amend,  repeal or restate and the  procedures therefor  meet the  requirements  of the  Investment  Company  Act of  1940,  as amended, if any.